SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JANUARY 3, 2003

SRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31334	54-1360804
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)

4350 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 803-1500

Item 5.    Other Events and Required FD Disclosure.

SRA International, Inc., a Delaware corporation, issued a press release on January 3, 2003 announcing that it had entered into a definitive agreement to acquire Adroit Systems, Inc. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Statements.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: January 3, 2003	/s/ Stephen C. Hughes
Stephen C. Hughes Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated January 3, 2003